UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): March 30, 2006

DOW JONES & COMPANY, INC.

(Exact name of registrant as specified in its charter)

         DELAWARE                  1-7564            13-5034940

      (State or other         (Commission File    (I.R.S. Employer

       jurisdiction               Number)          Identification No.)

     of incorporation)

      200 Liberty Street, New York, New York         10281

     (Address of principal executive offices)      (ZIP CODE)

     Registrant's telephone number, including area code: (212) 416-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17

    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17

    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the

    Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the

    Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 30, 2006, the Company entered into a letter agreement with Peter R. Kann, effective February 28, 2006, with respect to his continued service as Chairman of the Board and his relinquishment of the position of Chief Executive Officer as of February 1, 2006 (the “Agreement”). Under the Agreement, Mr. Kann is entitled to the following benefits: cash payments in the aggregate amount of $995,000 per annum through April 2007; eligibility to receive a bonus in accordance with the terms and conditions of the Company's executive annual incentive plan; continued participation in certain fringe benefit plans through April 2007; continued vesting and exercisability of stock options in accordance with the terms of the options; a target of 76,100 contingent stock rights for the 2006-2008 performance period and 64,400 stock options at a strike price of $38.31 for 2006, which have already been granted; continued eligibility to receive pay-outs for outstanding contingent stock right grants; and eligibility for all retiree benefits in accordance with the terms of the relevant plans. Simultaneously with the Agreement, Mr. Kann executed a Non-Competition Agreement and Release of Claims that contains a covenant by Mr. Kann not to compete with the Company through April 30, 2007 and certain additional confidentiality and related commitments.  The Agreement and the Non-Competition Agreement and Release of Claims are attached hereto as Exhibits 99.1 and 99.2, respectively.

On March 30, 2006, the Company entered into a Separation Agreement and Release of Claims with Karen Elliott House, effective February 28, 2006, to document the terms of her separation from employment in accordance with the Company’s Separation Plan for Senior Management (the “Separation Agreement”). Under the Separation Agreement, Ms. House is entitled to the following separation benefits: cash payments representing base salary and bonus in the aggregate amount of approximately $1.7 million, payable over 24 months; continued participation in certain fringe benefit plans for 24 months; continued vesting of and opportunity to exercise outstanding stock options for 24 months; continued eligibility to receive payments for outstanding contingent stock right grants; and eligibility for all retiree benefits in accordance with their terms. The Separation Agreement also contains a covenant by Ms. House not to compete with the Company for 24 months following her separation from employment and certain additional confidentiality and related commitments.   The Separation Agreement is attached hereto as Exhibit 99.3.

Payments under the Agreement and the Separation Agreement are included in the $14 million of one-time costs resulting from the changes to the Company's organizational structure announced on February 22, 2006 and disclosed in the Company's Current Report on Form 8-K, dated February 22, 2006.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)Exhibits

99.1	Letter Agreement between the Company and Peter R. Kann, dated as of February 28, 2006.

99.2	Non-competition Agreement and Release of Claims between the Company and Peter R. Kann, dated as of February 28, 2006.

99.3	Separation Agreement and Release of Claims between the Company and Karen Elliott House, dated as of February 28, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOW JONES & COMPANY, INC.

Date:	March 31, 2006	By:	/s/ Robert Perrine
Robert Perrine
Chief Accounting Officer and Controller

EXHIBIT INDEX

Exhibit No.	Description

99.1	Letter Agreement between the Company and Peter R. Kann, dated as of February 28, 2006.

99.2	Non-competition Agreement and Release of Claims between the Company and Peter R. Kann, dated as of February 28, 2006.

99.3	Separation Agreement and Release of Claims between the Company and Karen Elliott House, dated as of February 28, 2006.